Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Second Quarter 2016 Financial Results
Second Quarter Fuel Gross Margin up 5.9%, Nonfuel Gross Margin up 10.5%
____________________________________________________________________________________

Westlake, OH (August 8, 2016): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and six months ended June 30, 2016:

(in thousands, except per share and per gallon amounts unless indicated otherwise)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$1,445,065	$1,582,883	$2,609,515	$2,990,584
Income (loss) before income taxes	5,570	6,287	(10,051)	32,502
Net income (loss) attributable to common shareholders	3,521	3,772	(6,423)	19,501

Net income (loss) per common share attributable to common shareholders:
Basic and diluted	$0.09	$0.10	$(0.17)	$0.51

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	418,519	439,189	840,919	861,753
Gasoline	142,635	95,607	261,239	173,652
Total fuel sales volume (gallons)	561,154	534,796	1,102,158	1,035,405

Fuel gross margin	$101,993	$96,287	$193,694	$208,674
Fuel gross margin per gallon	$0.182	$0.180	$0.176	$0.202

Total nonfuel revenues	$509,524	$454,630	$960,170	$856,140
Nonfuel gross margin	272,175	246,340	516,490	469,428
Nonfuel gross margin percentage	53.4%	54.2%	53.8%	54.8%

Adjusted EBITDA(1)	$33,568	$39,992	$45,293	$90,064
Adjusted EBITDAR(1)	98,304	93,300	173,558	198,976

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, and Adjusted EBITDA before rent expense, or Adjusted EBITDAR, from net income (loss) attributable to common shareholders, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2016 second quarter results:
"During the second quarter of 2016, our plans to offset any decline in diesel fuel sales due to improving truck engine efficiency and a modest recent decline in over the road freight volume with increasing gasoline sales at our growing convenience store business and to increase profits by growing our nonfuel businesses seemed to begin to show results. I believe that many of our acquisitions are not yet performing to their full stabilized potential. I remain confident that the continued improvements in recently acquired sites and businesses, including our recent acquisition of Quaker Steak & Lube restaurants, will prove that our investments have been done at attractive multiples of operating earnings."
Second Quarter 2016 Business Commentary
Fuel revenue for the 2016 second quarter declined by $193.9 million, or 17.2%, primarily due to significantly lower market prices for fuel compared to the 2015 second quarter, partially offset by increases in the convenience store segment as a result of newly acquired sites. Fuel sales volume increased 26.4 million gallons, or 4.9%, in the 2016 second quarter compared to the 2015 second quarter: a 55.5 million gallon increase from sites acquired since the beginning of the 2015 second quarter, offset by a 29.1 million gallon decrease in same site fuel sales volume.
Fuel gross margin increased $5.7 million, or $0.002 per gallon, to $102.0 million, or $0.182 per gallon, primarily due to managing fuel pricing to balance sales volume and profitability.
Nonfuel revenue for the 2016 second quarter increased $54.9 million, or 12.1%, compared to the 2015 second quarter: a $59.2 million increase due to sites acquired since the beginning of the 2015 second quarter, offset by a $4.3 million decrease in same site nonfuel revenue.
Nonfuel gross margin for the 2016 second quarter increased by $25.8 million, or 10.5%, compared to the 2015 second quarter: a $21.9 million increase due to sites acquired since the beginning of the 2015 second quarter and a $3.9 million increase due to an increase in same site nonfuel gross margin.
Nonfuel gross margin as a percentage of nonfuel revenue for the 2016 second quarter was 53.4%, a 0.8 percentage point decline compared to the 2015 second quarter. This decline was due to a change in sales mix as a result of the larger number of standalone convenience stores in the 2016 second quarter results. Nonfuel gross margin percentage in standalone convenience store operations is typically lower than the nonfuel gross margin percentage for travel center operations; standalone convenience store revenue represented 15.2% of total nonfuel revenue in the 2016 second quarter compared to 7.0% in the 2015 second quarter.
Site level operating expenses increased $21.8 million, or 9.8%, in the 2016 second quarter compared to the 2015 second quarter: a $24.1 million increase due to sites acquired since the beginning of the 2015 second quarter, offset by a $2.3 million decrease in same site, site level operating expenses.
Selling, general and administrative expenses increased $5.9 million, or 19.8%, in the 2016 second quarter compared to the 2015 second quarter, principally as a result of increased personnel costs, which resulted from increased staffing required to support the growth of TA's business, as well as increased spending on marketing and promotional activities.
Real estate rent expense increased $11.4 million, or 21.4%, in the 2016 second quarter compared to the 2015 second quarter primarily due to increased rent resulting from TA's 2015 and 2016 transactions with Hospitality Properties Trust, or HPT: $5.1 million of this increase was attributable to the sale leaseback transactions to HPT during 2015 and 2016 and $2.1 million was attributable to TA's sale to, and leaseback from, HPT of improvements at leased sites since the beginning of 2015.
Interest expense, net, increased $1.7 million in the 2016 second quarter compared to the 2015 second quarter, primarily as a result of TA's issuance in October 2015 of $100.0 million of 8.00% Senior Notes due in 2030.
Net income attributable to common shareholders for the 2016 second quarter was $3.5 million, or $0.09 per common share, compared to net income attributable to common shareholders of $3.8 million, or $0.10 per common share, for the 2015 second quarter. The change in net income attributable to common shareholders is primarily due to costs associated with recently acquired sites that have not yet reached their expected stabilized financial results. The higher expenses experienced during the 2016 second quarter were partially offset by increases in total gross margins in excess of site level operating expenses, as described above.

Travel Centers Segment
Revenues from TA's travel center segment for the 2016 second quarter decreased by $270.4 million, or 18.1%, compared to the 2015 second quarter, principally due to lower market prices for fuel and decreases in fuel sales volume.
Site level gross margin in excess of site level operating expenses for the 2016 second quarter increased by $1.2 million, or 1.0%, compared to the 2015 second quarter: a $7.1 million increase in nonfuel gross margin, due to a favorable change in a mix of products and services sold, partially offset by a $5.2 million decrease in fuel gross margin and a $0.7 million increase in site level operating expenses.
Convenience Stores Segment
Revenues for the 2016 second quarter increased by $121.4 million, or 161.4%, compared to the 2015 second quarter, due to increases in fuel sales volume from 172 sites acquired since the beginning of the 2015 second quarter, partially offset by decreases in market prices for fuel and a 6.0% decrease in same site fuel sales volume due to retail pricing strategies to improve profits. Revenues also increased as a result of increased nonfuel revenues from sites acquired since the beginning of the 2015 second quarter.
Site level gross margin in excess of site level operating expenses for the 2016 second quarter increased by $7.2 million, or 210.4%, compared to the 2015 second quarter: $7.0 million of this increase is from sites acquired since the beginning of the 2015 second quarter and $0.2 million primarily from a same site increase in fuel gross margin.

Investment Activity
Agreements with Hospitality Properties Trust
On June 22, 2016, TA entered a First Amendment to Transaction Agreement with HPT to, among other things, replace one of the development properties that TA had agreed to develop and then sell to, and lease back from, HPT with two existing travel centers owned by TA, and amend the Petro Lease to extend its term to 2032. On June 22, 2016, TA sold these two travel centers to HPT, for an aggregate of $23.9 million, and amended the TA Lease 1 and TA Lease 3 to add these properties. The minimum annual rent under the TA Lease 1 and TA Lease 3 increased by $1.1 million and $0.9 million, respectively, as a result of the completion of these sale and lease back transactions. The $11.8 million gain from the sale of these two properties was deferred and will be amortized on a straight line basis over the terms of the related leases as a reduction of rent expense.
On June 30, 2016, in connection with the Transaction Agreement, as amended, TA sold a development property to HPT for $22.3 million, and amended the TA Lease 2 to add this property. The minimum annual rent under the TA Lease 2 increased by $1.9 million as a result of the completion of this sale and lease back.
As of June 30, 2016, the sale and lease back of the two remaining development properties pursuant to the terms of the Transaction Agreement, as amended, is expected to be completed before June 30, 2017.
Acquisition and Development Activity
From the beginning of 2011, when TA began its acquisition program, to June 30, 2016, TA has invested $784.5 million to purchase and improve travel centers, standalone convenience stores and standalone restaurants. For the twelve months ended June 30, 2016, these investments have produced gross margin in excess of site level operating expenses of $79.3 million, or, on a sequential basis, $9.8 million, or 14.1%, greater than gross margin in excess of site level operating expenses for the twelve months ended March 31, 2016.
TA's 2016 second quarter investment activities included the acquisition of five standalone convenience stores for $10.0 million and 50 standalone restaurants, 39 of which are operated by franchisees of TA, for an aggregate purchase price of $26.8 million, as well as $12.9 million of improvements made to these and other recently acquired locations.
As of June 30, 2016, TA had completed development of one travel center expected to be sold to and leased back from HPT during the third quarter of 2016, and had one other travel center under construction that is currently expected to be completed during the first quarter of 2017. As of June 30, 2016, TA had invested $27.0 million (including land costs) for these two development properties and estimates a remaining development cost of $18.1 million.
TA intends to continue to selectively acquire and develop additional locations and to otherwise expand its business.

Conference Call:
On Monday, August 8, 2016, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2016. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10088754.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's second quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 15 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "MAY" OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

•
TA HAS AGREED TO DEVELOP ADDITIONAL LOCATIONS FOR SALE TO, AND LEASE BACK FROM, HPT. THESE ACTIVITIES ARE SUBJECT TO CONDITIONS WHICH MAY NOT BE MET AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE. TA INTENDS TO CONTINUE TO SELECTIVELY ACQUIRE AND DEVELOP ADDITIONAL LOCATIONS AND OTHERWISE EXPAND ITS BUSINESS. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS, AND TO OTHERWISE EXPAND ITS BUSINESS, AT PRICES OR COSTS THAT YIELD PROFITS, INCLUDING COMPETITION FOR ACQUISITIONS FROM OTHER BUYERS, TA'S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA MAY NEED TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH PENDING DEVELOPMENT PROJECTS. MOREOVER, MANAGING AND INTEGRATING DEVELOPED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND CAN INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS; AND

•
MR. O'BRIEN'S STATEMENT THAT HE BELIEVES THAT MANY OF TA'S ACQUISITIONS ARE NOT PERFORMING TO THEIR STABILIZED POTENTIAL AND THAT CONTINUED IMPROVEMENTS IN RECENTLY ACQUIRED SITES AND BUSINESSES WILL PROVE THAT TA'S INVESTMENTS HAVE BEEN AT ATTRACTIVE MULTIPLES OF OPERATING EARNINGS MAY IMPLY THAT TA WILL REALIZE INCREASING FUTURE PROFITS. HOWEVER, TA'S FUTURE PROFITS WILL BE DETERMINED BY MANY FACTORS INCLUDING TA'S ABILITY TO CONTROL ITS EXPENSES AND OTHER FACTORS WHICH ARE BEYOND TA'S CONTROL SUCH AS THE DEMAND FOR TA'S GOODS AND SERVICES CREATED BY THE ECONOMY'S GENERAL CONDITIONS. THERE IS NO ASSURANCE THAT TA'S FUTURE PROFITS WILL INCREASE, AND, IN FACT, TA MAY EXPERIENCE FUTURE LOSSES.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2016 AND JUNE 30, 2016, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2016	2015
Revenues:
Fuel	$931,211	$1,125,086
Nonfuel	509,524	454,630
Rent and royalties from franchisees	4,330	3,167
Total revenues	1,445,065	1,582,883

Cost of goods sold (excluding depreciation):
Fuel	829,218	1,028,799
Nonfuel	237,349	208,290
Total cost of goods sold	1,066,567	1,237,089

Operating expenses:
Site level operating	244,120	222,334
Selling, general and administrative	36,009	30,062
Real estate rent	64,736	53,308
Depreciation and amortization	21,322	18,116
Total operating expenses	366,187	323,820

Income from operations	12,311	21,974

Acquisition costs	1,092	1,127
Interest expense, net	6,740	5,087
Income from equity investees	1,091	1,029
Loss on extinguishment of debt	—	10,502
Income before income taxes	5,570	6,287
Provision for income taxes	1,985	2,515
Net income	3,585	3,772
Less net income for noncontrolling interests	64	—
Net income attributable to common shareholders	$3,521	$3,772

Net income per common share attributable to common shareholders:
Basic and diluted	$0.09	$0.10
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Six Months Ended June 30,
	2016	2015
Revenues:
Fuel	$1,640,739	$2,128,253
Nonfuel	960,170	856,140
Rent and royalties from franchisees	8,606	6,191
Total revenues	2,609,515	2,990,584

Cost of goods sold (excluding depreciation):
Fuel	1,447,045	1,919,579
Nonfuel	443,680	386,712
Total cost of goods sold	1,890,725	2,306,291

Operating expenses:
Site level operating	478,170	427,918
Selling, general and administrative	66,975	57,678
Real estate rent	128,265	108,912
Depreciation and amortization	41,847	35,641
Total operating expenses	715,257	630,149

Income from operations	3,533	54,144

Acquisition costs	2,061	1,541
Interest expense, net	13,561	11,419
Income from equity investees	2,038	1,820
Loss on extinguishment of debt	—	10,502
(Loss) income before income taxes	(10,051)	32,502
(Benefit) provision for income taxes	(3,692)	13,001
Net (loss) income	(6,359)	19,501
Less net income for noncontrolling interests	64	—
Net (loss) income attributable to common shareholders	$(6,423)	$19,501

Net (loss) income per common share attributable to common shareholders:
Basic and diluted	$(0.17)	$0.51
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$133,799	$172,087
Accounts receivable, net	125,819	91,580
Inventory	192,470	183,492
Other current assets	44,629	48,181
Total current assets	496,717	495,340

Property and equipment, net	1,042,687	989,606
Goodwill and intangible assets, net	127,760	105,977
Other noncurrent assets	32,694	30,618
Total assets	$1,699,858	$1,621,541

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$158,040	$125,079
Current HPT Leases liabilities	38,799	37,030
Other current liabilities	176,774	133,513
Total current liabilities	373,613	295,622

Long term debt	318,262	316,447
Noncurrent HPT Leases liabilities	388,970	385,498
Other noncurrent liabilities	71,938	74,655
Total liabilities	1,152,783	1,072,222

Shareholders' equity (38,853 and 38,808 common shares outstanding at June 30, 2016, and December 31, 2015, respectively)	547,075	549,319
Total liabilities and shareholders' equity	$1,699,858	$1,621,541
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of Adjusted EBITDA and Adjusted EBITDAR(1):
Net income (loss) attributable to common shareholders	$3,521	$3,772	$(6,423)	$19,501
Add: provision (benefit) for income taxes	1,985	2,515	(3,692)	13,001
Add: depreciation and amortization	21,322	18,116	41,847	35,641
Add: interest expense, net(2)	6,740	5,087	13,561	11,419
Add: loss on extinguishment of debt	—	10,502	—	10,502
Adjusted EBITDA	33,568	39,992	45,293	90,064
Add: real estate rent expense(3)	64,736	53,308	128,265	108,912
Adjusted EBITDAR	$98,304	$93,300	$173,558	$198,976

(1)
TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt, and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus real estate rent expense, as shown above. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA leases a majority of the travel centers that it operates and believes that presenting investors with Adjusted EBITDAR may help investors to compare TA's results with other companies that, instead of leasing, own and finance ownership of their properties with debt financing, or to consider how TA's results might compare if TA owned its leased properties and financed that ownership with debt. If TA, instead of leasing, owned its leased properties and financed that ownership with debt financing, the interest expense TA incurred for that debt financing would be added back by TA when calculating Adjusted EBITDA. TA also believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies, as well as the form, extent and implications of TA's form of leverage for the travel centers it leases. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2)	Interest expense, net, included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest related to TA's Senior Notes and Credit Facility	$6,916	$4,865	$13,847	$9,833
Rent classified as interest	432	968	864	2,420
Amortization of deferred financing costs	305	229	609	456
Capitalized interest	(589)	(195)	(1,536)	(411)
Interest income	(131)	(937)	(341)	(1,032)
Other	(193)	157	118	153
Interest expense, net	$6,740	$5,087	$13,561	$11,419

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

(3)
Real estate rent expense recognized under GAAP differs from TA's obligation to pay cash for rent under its leases. Cash paid under TA's real property lease agreements was $68,730 and $61,229 during the three months ended June 30, 2016 and 2015, respectively, while the total rent amounts expensed during the three months ended June 30, 2016 and 2015, were $64,736 and $53,308, respectively. Cash paid under real property lease agreements was $135,960 and $121,366 during the six months ended June 30, 2016 and 2015, respectively, while the total rent amounts expensed during the six months ended June 30, 2016 and 2015, were $128,265 and $108,912, respectively. The differences between rent paid and rent expense result from the required recognition under GAAP of rent expense on an accrual basis. For example, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash payments to HPT for rent	$65,595	$58,857	$130,035	$116,373
Rent paid to others(A)	3,135	2,372	5,925	4,993
Total cash payments under real property leases	68,730	61,229	135,960	121,366
Change in accrued estimated percentage rent	37	(293)	283	(397)
Adjustments to recognize rent expense on a straight line basis – HPT	(71)	(4,791)	(127)	(5,243)
Adjustments to recognize rent expense on a straight line basis for other leases	(83)	727	(173)	626
Less sale leaseback financing obligation amortization	(118)	(432)	(236)	(1,068)
Less portion of rent payments recognized as interest expense	(432)	(968)	(864)	(2,420)
Less deferred tenant improvements allowance amortization	(942)	(1,442)	(1,885)	(3,134)
Amortization of deferred gain on sale leaseback transactions	(2,385)	(722)	(4,693)	(818)
Total amount expensed as rent	$64,736	$53,308	$128,265	$108,912

(A)	Includes rent paid directly to HPT's landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on June 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Number of same site company operated locations	276	276	—	249	249	—

Diesel sales volume (gallons)	406,500	434,471	(6.4)%	818,416	851,743	(3.9)%
Gasoline sales volume (gallons)	87,885	89,032	(1.3)%	151,814	155,247	(2.2)%
Total fuel sales volume (gallons)	494,385	523,503	(5.6)%	970,230	1,006,990	(3.7)%

Fuel revenues	$811,941	$1,099,644	(26.2)%	$1,431,116	$2,068,728	(30.8)%
Fuel gross margin	89,577	95,299	(6.0)%	171,461	205,830	(16.7)%
Fuel gross margin per gallon	$0.181	$0.182	(0.5)%	$0.177	$0.204	(13.2)%

Nonfuel revenues	$447,309	$451,580	(0.9)%	$841,471	$839,117	0.3%
Nonfuel gross margin	248,992	245,102	1.6%	474,895	464,018	2.3%
Nonfuel gross margin percentage	55.7%	54.3%	140pts	56.4%	55.3%	110pts

Total gross margin	$338,569	$340,401	(0.5)%	$646,356	$669,848	(3.5)%
Site level operating expenses	218,831	221,126	(1.0)%	427,215	421,982	1.2%
Site level operating expenses as a percentage of nonfuel revenues	48.9%	49.0%	(10)pts	50.8%	50.3%	50pts
Site level gross margin in excess of site level operating expense	$119,738	$119,275	0.4%	$219,141	$247,866	(11.6)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on June 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by a joint venture. This data also excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,			Six Months Ended June 30,
Travel Centers	2016	2015	Change	2016	2015	Change
Number of same site company operated travel center locations	218	218	—	217	217	—

Diesel sales volume (gallons)	405,095	432,934	(6.4)%	816,819	850,238	(3.9)%
Gasoline sales volume (gallons)	72,479	72,690	(0.3)%	133,246	135,983	(2.0)%
Total fuel sales volume (gallons)	477,574	505,624	(5.5)%	950,065	986,221	(3.7)%

Fuel revenues	$782,751	$1,062,628	(26.3)%	$1,399,531	$2,028,855	(31.0)%
Fuel gross margin	86,255	92,231	(6.5)%	167,281	202,421	(17.4)%
Fuel gross margin per gallon	$0.181	$0.182	(0.5)%	$0.176	$0.205	(14.1)%

Nonfuel revenues	$417,995	$421,414	(0.8)%	$802,109	$800,466	0.2%
Nonfuel gross margin	239,522	235,426	1.7%	462,109	451,072	2.4%
Nonfuel gross margin percentage	57.3%	55.9%	140pts	57.6%	56.4%	120pts

Total gross margin	$325,777	$327,657	(0.6)%	$629,390	$653,493	(3.7)%
Site level operating expenses	209,951	212,055	(1.0)%	416,118	410,821	1.3%
Site level operating expenses as a percentage of nonfuel revenues	50.2%	50.3%	(10)pts	51.9%	51.3%	60pts
Site level gross margin in excess of site level operating expense	$115,826	$115,602	0.2%	$213,272	$242,672	(12.1)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on June 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by a joint venture. This data also excludes revenues and expenses that were not generated at convenience stores TA operates, such as revenues from the dealer operated convenience store and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended June 30,			Six Months Ended June 30,
Convenience Stores	2016	2015	Change	2016	2015	Change
Number of same site company operated convenience store locations	58	58	—	32	32	—

Fuel sales volume (gallons)	16,811	17,879	(6.0)%	20,165	20,769	(2.9)%
Fuel revenues	$29,190	$37,016	(21.1)%	$31,585	$39,873	(20.8)%
Fuel gross margin	3,322	3,068	8.3%	4,180	3,409	22.6%
Fuel gross margin per gallon	$0.198	$0.172	15.1%	$0.207	$0.164	26.2%

Nonfuel revenues	$29,314	$30,166	(2.8)%	$39,362	$38,651	1.8%
Nonfuel gross margin	9,470	9,676	(2.1)%	12,786	12,946	(1.2)%
Nonfuel gross margin percentage	32.3%	32.1%	20pts	32.5%	33.5%	(100)pts

Total gross margin	$12,792	$12,744	0.4%	$16,966	$16,355	3.7%
Site level operating expenses	8,880	9,071	(2.1)%	11,097	11,161	(0.6)%
Site level operating expenses as a percentage of nonfuel revenues	30.3%	30.1%	20pts	28.2%	28.9%	(70)pts
Site level gross margin in excess of site level operating expense	$3,912	$3,673	6.5%	$5,869	$5,194	13.0%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three and six months ended June 30, 2016 and 2015.

	Three Months Ended June 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$792,016	$119,193	$20,002	$931,211
Nonfuel	424,476	77,422	7,626	509,524
Rent and royalties from franchisees	3,176	57	1,097	4,330
Total revenues	1,219,668	196,672	28,725	1,445,065

Site level gross margin in excess of site level operating expenses	$120,667	$10,568	$3,143	$134,378

Corporate operating expenses
Selling, general and administrative			$36,009	$36,009
Real estate rent			64,736	64,736
Depreciation and amortization			21,322	21,322
Income from operations				12,311

Acquisition costs			1,092	1,092
Interest expense, net			6,740	6,740
Income from equity investees			1,091	1,091
Income before income taxes				5,570
Provision for income taxes			1,985	1,985
Net income				3,585
Less net income for noncontrolling interests				64
Net income attributable to common shareholders				$3,521
Supplemental data:

Gross margin
Fuel	$87,731	$14,057	$205	$101,993
Nonfuel	243,139	23,929	5,107	272,175
Rent and royalties from franchisees	3,176	57	1,097	4,330
Total gross margin	$334,046	$38,043	$6,409	$378,498

Site level operating expenses	$213,379	$27,475	$3,266	$244,120

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$1,064,268	$43,481	$17,337	$1,125,086
Nonfuel	422,651	31,751	228	454,630
Rent and royalties from franchisees	3,167	—	—	3,167
Total revenues	1,490,086	75,232	17,565	1,582,883

Site level gross margin in excess of site level operating expenses	$119,421	$3,405	$634	$123,460

Corporate operating expenses
Selling, general and administrative			$30,062	$30,062
Real estate rent			53,308	53,308
Depreciation and amortization			18,116	18,116
Income from operations				21,974

Acquisition costs			1,127	1,127
Interest expense, net			5,087	5,087
Income from equity investees			1,029	1,029
Loss on extinguishment of debt			10,502	10,502
Income before income taxes				6,287
Provision for income taxes			2,515	2,515
Net income				3,772
Less net income for noncontrolling interests				—
Net income attributable to common shareholders				$3,772
Supplemental data:

Gross margin
Fuel	$92,873	$3,531	$(117)	$96,287
Nonfuel	236,066	10,114	160	246,340
Rent and royalties from franchisees	3,167	—	—	3,167
Total gross margin	$332,106	$13,645	$43	$345,794

Site level operating expenses	$212,685	$10,240	$(591)	$222,334

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$1,414,596	$191,824	$34,319	$1,640,739
Nonfuel	812,961	138,871	8,338	960,170
Rent and royalties from franchisees	7,318	191	1,097	8,606
Total revenues	2,234,875	330,886	43,754	2,609,515

Site level gross margin in excess of site level operating expenses	$221,698	$14,939	$3,983	$240,620

Corporate operating expenses
Selling, general and administrative			$66,975	$66,975
Real estate rent			128,265	128,265
Depreciation and amortization			41,847	41,847
Income from operations				3,533

Acquisition costs			2,061	2,061
Interest expense, net			13,561	13,561
Income from equity investees			2,038	2,038
Loss before income taxes				(10,051)
Benefit for income taxes			(3,692)	(3,692)
Net loss				(6,359)
Less net income for noncontrolling interests				64
Net loss attributable to common shareholders				$(6,423)
Supplemental data:

Gross margin
Fuel	$169,531	$23,846	$317	$193,694
Nonfuel	468,122	42,706	5,662	516,490
Rent and royalties from franchisees	7,318	191	1,097	8,606
Total gross margin	$644,971	$66,743	$7,076	$718,790

Site level operating expenses	$423,273	$51,804	$3,093	$478,170

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Six Months Ended June 30, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$2,033,237	$64,867	$30,149	$2,128,253
Nonfuel	803,150	52,596	394	856,140
Rent and royalties from franchisees	6,191	—	—	6,191
Total revenues	2,842,578	117,463	30,543	2,990,584

Site level gross margin in excess of site level operating expenses	$249,650	$5,029	$1,696	$256,375

Corporate operating expenses
Selling, general and administrative			$57,678	$57,678
Real estate rent			108,912	108,912
Depreciation and amortization			35,641	35,641
Income from operations				54,144

Acquisition costs			1,541	1,541
Interest expense, net			11,419	11,419
Income from equity investees			1,820	1,820
Loss on extinguishment of debt			10,502	10,502
Income before income taxes				32,502
Provision for income taxes			13,001	13,001
Net income				19,501
Less net income for noncontrolling interests				—
Net income attributable to common shareholders				$19,501
Supplemental data:

Gross margin
Fuel	$203,473	$5,322	$(121)	$208,674
Nonfuel	452,548	16,600	280	469,428
Rent and royalties from franchisees	6,191	—	—	6,191
Total gross margin	$662,212	$21,922	$159	$684,293

Site level operating expenses	$412,562	$16,893	$(1,537)	$427,918

(End)